CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement for the Sparrow Funds of all references to our firm included in or made a part of this Amendment.




  McCurdy & Associates CPA's, Inc.
  September 16, 1998